Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Southern First Bancshares, Inc. and Subsidiary

We consent to incorporation by reference in Registration Statement No. 333-133379 and 333-168779 on Form S-8 of Southern First Bancshares, Inc. and Subsidiary of our report dated March 4, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Southern First Bancshares, Inc. and Subsidiary for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 4, 2014